                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

CASE NAME: STERLING CHEMICALS HOLDINGS, INC.(1)      PETITION DATE: 07/16/01

                                                     CASE NUMBER: 01-37805-H4-11

MONTHLY OPERATING REPORT SUMMARY FOR MONTH: DECEMBER  YEAR: 2002       FINAL

             MONTH                              6/30/02    7/31/02        8/31/02    9/30/02    10/31/02     11/30/02   12/19/02
---------------------------------------------------------------------------------------------------------------------------------
REVENUES (MOR-6)                                $    --    $     --       $     --   $     --    $     --    $     --   $     --

INCOME BEFORE INT. DEPREC./TAX (MOR-6)          $  (932)   $(41,359)      $     --   $   (931)   $(31,112)   $(988)     $     --

NET INCOME (LOSS) (MOR-6)                       $  (932)   $(41,359)      $     --   $   (931)   $(31,112)   $(988)     $     --

PAYMENTS TO INSIDERS (MOR-9)                    $     --   $     --       $     --   $     --    $     --    $     --   $     --

PAYMENTS TO PROFESSIONALS (MOR-9)               $170,000   $     --       $     --   $     --    $     --    $     --   $     --

TOTAL DISBURSEMENTS (MOR-7)(1)                  $170,000   $     --       $     --   $     --    $     --    $     --   $     --

(1) Excludes intercompany transfers
  as follows:                                   $     --   $     --       $     --   $      --   $     --    $     --   $     --

***The original of this document MUST BE FILED with the United States Bankruptcy Court and a COPY MUST BE SENT to the United States Trustee***

REQUIRED INSURANCE MAINTAINED
     AS OF SIGNATURE DATE                            EXP.
       See attachment 2                              DATE
-------------------------------
CASUALTY                           YES (x) NO ( )  08-01-02
LIABILITY                          YES (x) NO ( )  07-01-02
VEHICLE                            YES (x) NO ( )  07-01-02
WORKER'S                           YES (x) NO ( )  07-01-02
OTHER                              YES (x) NO ( )  various


ATTORNEY NAME:                     Jeff Spiers
FIRM:                              Andrews & Kurth LLP
ADDRESS:                           600 Travis
ADDRESS:                           Suite 4200
CITY, STATE ZIP:                   Houston, TX 77002
TELEPHONE:                         713-220-4103


Are all accounts receivable being collected within terms? NO

Are all post-petition liabilities, including taxes, being paid with terms? YES

Have any pre-petition liabilities been paid? NO       If so, describe

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Are all funds received being deposited into DIP bank accounts?  YES

Were any assets disposed of outside the normal course of business?  NO

If so, describe
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Are all U.S. Trustee Quarterly Fee Payments current?  YES

What is the status of your Plan of Reorganization?

Our Plan of Reorganization became effective on December 19, 2002.
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                  I certify under penalty of perjury that the following complete
                  Monthly Operating Report (MOR), consisting of MOR-1 through MOR-9 plus attachments, is true and correct.

                  SIGNED /s/ JOHN R. BEAVER
                         -----------------------------------------------
                                      (ORIGINAL SIGNATURE)

                  TITLE  Controller
                         -----------------------------------------------


(1) Sterling Chemicals Holdings, Inc. was merged into Sterling Chemicals, Inc. on December 6, 2002.


MOR-1